As filed with the Securities and Exchange Commission on June 12, 1997
                                                    Registration No.  33-98052
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        EQUITY CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

                        Delaware                       75-2521142
             (State or other jurisdiction of        (I.R.S. Employer
             incorporation or organization)       Identification No.)




                 415 South First Street
                        Suite 210
                      Lufkin, Texas                        75901
        (Address of Principal Executive Offices)         (Zip Code)



                        EQUITY CORPORATION INTERNATIONAL
                          1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                W. Cardon Gerner
                              Senior Vice President
                           and Chief Financial Officer
                             415 South First Street
                                    Suite 210
                               Lufkin, Texas 75901
                     (Name and address of agent for service)

                                 (409) 631-8700
                     (Telephone number, including area code,
                              of agent for service)
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                    Proposed Maximum    Proposed Maximum
                                                    Amount to        Offering Price        Aggregate            Amount of
     Title of Securities to be Registered       be Registered (1)       Per Share        Offering Price    Registration Fee (2)
---------------------------------------------- ------------------ -------------------- ------------------- --------------------

Common Stock, par value $0.01 per share(3)     1,350,000 Shares           n.a.                n.a.           Previously paid

================================================================================

(1) This registration statement as originally filed with the Securities and Exchange Commission on October 12, 1995 covered 900,000 shares of Common Stock, par value $.01 per share ("Common Stock"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Act"), the number of shares of Common Stock covered by this registration statement also includes 450,000 additional shares of Common Stock represented by the dividend of .5 shares of Common Stock per issued and outstanding share of Common Stock payable on October 2, 1996 to stockholders of record on September 23, 1996. In addition, pursuant to Rule 416(c) under the Act, this registration statement hereafter shall cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The initial filing fee of $7,177 was paid in connection with the original filing of this registration statement. No additional filing fee is required.

(3) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Equity Corporation International (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (c) the descriptions of the Common Stock and associated preferred share purchase rights contained in the Company's registration statements on Form 8-A (File No. 1-13017) each filed with the Commission on May 19, 1997 pursuant to Section 12(b) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The  information   required  by  Item  5  is  not  applicable  to  this
Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in their capacities as officers and directors, including liabilities under the Securities Act of 1933.

         The Company's Certificate of Incorporation and Bylaws permit the directors and officers of the Company to be indemnified and permit the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such, to the fullest extent permitted by the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law. Such indemnification agreements include related provisions intended to facilitate the indemnities' receipt of such benefits, including certain provisions applicable to constituent corporations in the event of certain mergers or acquisitions.

         The Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8. EXHIBITS.

         Exhibit
         Number   Description

         4.1*     Amended and Restated Certificate of Incorporation.

         4.2* Certificate of Designation of Series One Junior Participating Preferred Stock.

         4.3*     Amended and Restated Bylaws.

         4.4** Equity Corporation International Amended and Restated 1994 Long-Term Incentive Plan (amended as of October, 1996) (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1996).

         4.5*     Form of Employee Incentive Stock Option Agreement.

         4.6*     Form of Executive Non-Qualified Stock Option Agreement

         4.7*     Form of Executive Incentive Stock Option Agreement.

         4.8*     Form of Director Non-Qualified Stock Option Agreement.

         4.9** Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1995).

         5.1* Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

         23.1* Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         23.2     Consent of Coopers & Lybrand L.L.P.

         24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

         ----------
         *        Previously filed.
         **       Incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on the 12th day of June, 1997.

                              EQUITY CORPORATION INTERNATIONAL


                              By:   /s/ W. Cardon Gerner
                                   ---------------------------
                                       W. Cardon Gerner
                                       Senior Vice President --
                                       Chief Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




            Signature                                   Title                                     Date
            ---------                                   -----                                     ----

              *                           Chairman of the Board, President
       ------------------------           and Chief Executive Officer
         James P. Hunter, III                (Principal Executive Officer)

         /s/ W. Cardon Gerner             Senior Vice President -- Chief                        June 12, 1997
       ------------------------           Financial Officer (Principal Financial
         W. Cardon Gerner                 and Accounting Officer)

         /s/ J. Patrick Doherty           Director                                              June 12, 1997
        -----------------------
         J. Patrick Doherty

              *                           Director
       ----------------------
         Jack T. Hammer

              *                           Director
       -----------------------
         Thomas R. McDade

              *                           Director
       ----------------------
         Kenneth W. Smith


*By:   /s/ W. Cardon Gerner                                                                     June 12, 1997
       ----------------------
        W. Cardon Gerner
        Attorney-in-Fact


                                  EXHIBIT INDEX

     Exhibit
     Number       Description

     4.1*         Amended and Restated Certificate of Incorporation.

     4.2* Certificate of Designation of Series One Junior Participating Preferred Stock.

     4.3*         Amended and Restated Bylaws.

     4.4** Equity Corporation International Amended and Restated 1994 Long-Term Incentive Plan (amended as of October, 1996) (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1996).

     4.5*         Form of Employee Incentive Stock Option Agreement.

     4.6*         Form of Executive Non-Qualified Stock Option Agreement

     4.7*         Form of Executive Incentive Stock Option Agreement.

     4.8*         Form of Director Non-Qualified Stock Option Agreement.

     4.9** Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1995).

      5.1* Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

     23.1* Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.2         Consent of Coopers & Lybrand L.L.P.

     24.1*        Power of Attorney (set forth on the signature  page  contained in Part II of this Registration Statement).
     ----------
     *            Previously filed.
     **           Incorporated herein by reference.